Exhibit 2.1

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

PLAN OF VOLUNTARY LIQUIDATION

1.                  Approval and Effectiveness of Plan. This Plan of Voluntary Liquidation (this “Plan”) of First Real Estate Investment Trust of New Jersey, Inc., a corporation incorporated under the laws of Maryland (the “Trust”) and the transactions contemplated hereby, have been unanimously approved and declared by the Trust’s board of directors (the “Board of Directors”), as being advisable and in the best interests of the Trust and the holders of its shares of Common Stock, $.01 par value (such holders, the “Stockholders,” and such shares, the “Shares”). This Plan includes a plan of liquidation that provides for the Trust’s complete liquidation and dissolution in accordance with Section 331, Section 336 and Section 346(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors has declared advisable the sale of substantially all of the assets of the Trust in one or more transactions (whether or not related), liquidation, and the termination of the Trust’s existence by voluntary dissolution in accordance with the Maryland General Corporation Law (the “MGCL”) and directed that the Plan, and the transactions contemplated thereby, including dissolution under the MGCL, be submitted to the Stockholders of the Trust for approval. The Plan shall become effective upon approval of the Plan, and the transactions contemplated thereby, by Stockholders entitled to cast a majority of all the votes entitled to be cast by Stockholders with respect to the Plan and such transactions. The date of the Stockholders’ approval is hereinafter referred to as the “Effective Date.”

2.                  Voluntary Dissolution, Termination and Liquidation. From and after the Effective Date, the Trust shall, except as otherwise provided in Section 10 below, commence, and proceed with, actions to voluntarily dissolve, terminate and liquidate the Trust in accordance with the MGCL and completely liquidate the Trust in accordance with Section 331, Section 336 and Section 346(a) of the Code and the Treasury regulations thereunder. Pursuant to the Plan, the Trust shall sell, convey, transfer and deliver or otherwise dispose of, or cause its subsidiaries to sell, convey, transfer and deliver or otherwise dispose, all of their remaining assets, without further approval of the Stockholders.

3.                  Disposition of Assets. The Trust is authorized to sell or otherwise dispose of, and cause its subsidiaries to sell or otherwise dispose of all of their remaining assets, for cash, notes or such other assets, upon such terms as the Board of Directors may deem advisable and without further approval of the Stockholders.

4.                  Payment of Creditors; Distributions to Stockholders. The Board of Directors, and such officers, managers, agents or other representatives of the Trust as the Board of Directors may authorize and direct, are authorized and empowered to proceed as promptly as practicable (as determined by the Board of Directors in its discretion) to: (i) collect the assets of the Trust; (ii) dispose of such of its assets as are not to be distributed in kind to its Stockholders; (iii) pay or create a reserve fund for the payment of or otherwise adequately provide for all of the liabilities and obligations of the Trust and its subsidiaries; (iv) pay all expenses incidental to this Plan, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate this Plan; (v) distribute all the remaining assets of the Trust, either in cash or in kind, to the Stockholders in cancellation or redemption of their Shares in one or more distributions; and (vii) do every other act necessary or advisable to wind-up the affairs of the Trust (including, without limitation, the affairs of the Trust’s subsidiaries), dissolve or otherwise terminate the subsidiaries and liquidate the Trust’s business and affairs, in each case, without further approval of the Stockholders, and in accordance with the Trust’s charter and bylaws.

5.                  Reserve Fund. The Trust is authorized, but not required, to establish one or more reserve funds in a reasonable amount to be determined by the Board of Directors in its discretion, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses, if the Board of Directors deems such reserves desirable. Creation of a reserve fund may be accomplished by a recording in the Trust’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Trust is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Trust or the Liquidating Trust (as defined below), as applicable, or such other successor in interest to the Trust as may then exist or, if no such entity is then in existence, shall be delivered to the unclaimed property unit of the Maryland State Comptroller’s office or other applicable governmental entity. The Trust may also create a reserve fund by any other reasonable means.

6.                  Insurance Policies. The Trust is authorized, but not required, to procure for itself one or more insurance policies in a reasonable amount to be determined by the Board of Directors in its discretion, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses, if the Board of Directors in its discretion deems such insurance policies desirable.

7.                  Termination of Existence. Upon assignment and conveyance of the assets of the Trust to the Stockholders, in complete liquidation of the Trust, and the taking of all actions required under the laws of the State of Maryland in connection with the Plan, the proper officers of the Trust are authorized and directed to file with the Maryland State Department of Assessments and Taxation (the “SDAT”) in accordance with the MGCL, and elsewhere as may be required or deemed appropriate, articles of dissolution (“Articles of Dissolution”) and such other documents as may be required to dissolve the Trust and terminate its existence. Prior to filing the Articles of Dissolution, the Trust shall give notice to its known creditors and employees as required by Section 3-404 of MGCL (alternatively, the Board may determine that the Trust has no known creditors or employees) and satisfy all other prerequisites to such filing under Maryland law. Upon the SDAT’s acceptance of the Articles of Dissolution for record or the time established under the Articles of Dissolution, as provided by Section 3-408(a) of the MGCL, the Trust shall be dissolved. Upon the dissolution, the Trust’s existence shall continue solely for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets and doing all other acts required to liquidate and wind-down its business and affairs.

8.                  Effect and Timing of Distributions. Upon the complete distribution of all assets of the Trust to the holders of outstanding Shares (the “Final Distribution”), all such Shares will be canceled automatically and no longer deemed outstanding and all rights of the holders thereof as Stockholders of the Trust shall automatically cease and terminate (without any further action by the Trust, the Stockholders or any other person). The Trust shall use commercially reasonable efforts to cause the voluntary dissolution and liquidation of the Trust to occur and to make the Final Distribution to holders of outstanding Shares no later than the second anniversary of the Effective Date.

9.                  Final Distribution as Distribution in Kind of Liquidating Trust Beneficial Interests. In the event that (i) the Board of Directors deems it necessary or advisable in order to preserve the Trust’s status as a real estate investment trust under Sections 856 through 860 of the Code and the Treasury regulations thereunder, or (ii) the Board of Directors deems it necessary or advisable in order to enable the Trust to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”) or (iii) the Board of Directors determines in its discretion that it is otherwise advantageous or appropriate to do so, the Board of Directors may cause the Trust to make the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board of Directors deems appropriate in its discretion, substantially as follows:

(a)               The Trust may create the Liquidating Trust under statutory or common law of Maryland or any other state of the United States and may transfer and assign all or substantially all of the remaining assets of the Trust of every sort whatsoever, including its unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Trust shall have no interest of any character in and to any such assets and all of such assets shall thereafter by held by the Liquidating Trust.

(b)               Simultaneously with such transfer and assignment, shares of beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of Shares, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of beneficial interest in the Liquidating Trust. Such deemed distribution of shares of beneficial interest shall constitute the Final Distribution of all of the assets of the Trust to its Stockholders under Section 8 of this Plan.

(c)               The Liquidating Trust shall be constituted pursuant to a declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust of the Liquidating Trust”) in such form and contain such terms and conditions as the Board of Directors may approve in its discretion. Without limiting the generality of the foregoing, the Declaration of Trust of the Liquidating Trust shall provide: (i) that shares of beneficial interest in the Liquidating Trust shall not be transferable (except by will, intestate succession or operation of law); (ii) that beneficial interests in the Liquidating Trust will not be represented by certificates; (iii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the trust corpus or a specified number of years from the date that the Trust’s assets were first transferred to it, subject to extensions of determinate duration; and (iv) that the Liquidating Trust may disclose annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Trust’s Commission file number to the extent the Liquidating Trust is eligible to do so) but need not prepare or distribute any quarterly financial statements.

(d)               The initial trustees of the Liquidating Trust shall be designated by the Board of Directors (and may include members of the Board of Directors).

(e)               Approval of this Plan and the transactions contemplated hereby shall constitute the approval by the Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust of the Liquidating Trust, as approved by the Board of Directors and the appointment of trustees designated by the Board of Directors.

10.              Termination of Exchange Act Registration. Immediately prior to the transfer to the Liquidating Trust or at such other time as the Board of Directors considers appropriate, the Board of Directors and officers of the Trust are authorized to file a Form 15 (or take other appropriate action) to terminate the registration of the Shares under the Securities Exchange Act of 1934, as amended.

11.              Tax Matters. This Plan is intended to accomplish the complete liquidation of the Trust in accordance with Section 331 of the Code and the Treasury regulations thereunder. This Plan shall be deemed to authorize all such action as, in the opinion of counsel for the Trust, may be necessary to comply with the provisions of Section 331 of the Code and the Treasury regulations thereunder.

12.              Form 966. Within 30 days after the Effective Date, the proper officers of the Trust shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan, as advised and approved by the Board and approved by the Stockholders. The Trust shall also file in due course all other tax (federal, state, local or otherwise) returns, certificates, documents and information required to be filed by reason of the complete liquidation of the Trust.

13.              Interpretation; General Authority. The Board of Directors, the trustees of the Liquidating Trust, and such officers, managers, agents or other representatives as the Board of Directors or the trustees of the Liquidating Trust, as applicable, may authorize and direct are hereby authorized to interpret the provisions of the Plan and are hereby authorized and empowered to take such actions, to give such notices to creditors, stockholders and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in their judgment, be necessary or desirable in order to wind-up expeditiously the affairs of the Trust and complete the dissolution and liquidation thereof, including, without limitation: (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Trust or its subsidiaries or the Liquidating Trust, whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, and (iii) the temporary investment of funds in such medium as the Board of Directors or the trustees of the Liquidating Trust may deem appropriate. The death, resignation or other disability of any director or officer of the Trust or a trustee or officer of the Liquidating Trust shall not impair the authority of the surviving or remaining trustees, directors, or officers (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining trustees or directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining trustees, directors or officers to exercise any of the powers provided for in this Plan.

14.              Director Compensation. The members of the Board of Directors shall continue to be entitled to receive compensation for their service as directors until the Final Distribution. The trustees of the Liquidating Trust shall also be entitled to receive compensation for their service as trustees of the Liquidating Trust.

15.              Indemnification. The Trust shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the members of the Board of Directors, the trustees of the Liquidating Trust and officers, agents or other representatives of the Trust or the Liquidating Trust to the full extent provided by the charter of the Trust and the bylaws of the Trust, the Declaration of Trust of the Liquidating Trustor or any indemnification agreement in effect and applicable law. At the discretion of the Board of Directors and/or the trustees of the Liquidating Trust, as applicable, such insurance may include coverage for the periods after the effective date of the dissolution of the Trust, including periods after the termination of any Liquidating Trust.

16.              Governing Law. The validity, interpretation and performance of this Plan shall be controlled by and construed under the laws of the State of Maryland.

17.              Abandonment of Plan; Amendment. Until the filing of the Articles of Dissolution with the SDAT, the Board of Directors may withdraw and abandon this Plan for any reason (or no reason). Following approval of this Plan, and the transactions contemplated hereby, by the Stockholders, the Plan and such transactions may not be abandoned by the Trust except in accordance with applicable law. Notwithstanding approval of the Plan, and the transactions contemplated hereby, by the Stockholders, until the filing of the Articles of Dissolution with the SDAT, the Board of Directors or the trustees of the Liquidating Trust shall have the right to modify or amend this Plan without further action by or approval of the Stockholders to the extent permitted by applicable law.

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